                                                                EXIHIBIT 10.28


        AMENDMENT NO. 2 TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT


                 Amendment No. 2, dated as of May 15, 1996 ("Amendment"), among Smith Environmental Technologies Corporation (formerly Canonie Environmental Services Corp.), a Delaware corporation (the "Company"), and 399 Venture Partners, Inc., a Delaware corporation ("399"), to Amended and Restated Note Purchase Agreement dated November 15, 1995 between the foregoing parties (the "Note Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Note Agreement.

                                    RECITALS

                 WHEREAS, the parties hereto desire to amend the Note Agreement as provided for herein in connection with the modification of interest payments on the Notes originally issued under the Note Agreement as evidenced by amended and restated Notes to be issued in replacement thereof pursuant to this Amendment (the "Amended and Restated Notes").

                 THEREFORE, the parties hereto hereby agree that the Note Agreement is amended as follows:

                 Section 1. Amendment. The Note Agreement is hereby amended as follows:

                 (a) The fourth recital of the Note Agreement is hereby amended (i) by deleting the words "Company's Convertible Senior Notes" and substituting in lieu thereof the words "the Company's Amended and Restated Convertible Senior Notes" and (ii) by deleting the words "Company's Convertible Senior Subordinated Notes" and substituting in lieu thereof the words "Company's Amended and Restated Senior Subordinated Notes."

                 (b) Exhibits A and B to the Note Agreement are hereby amended as of the date hereof by deleting such Exhibits A and B in their entirety and replacing the form of Notes constituting such Exhibits A and B with the form of Amended and Restated Notes attached hereto as Exhibits A and B.

                 (c) Section 6.2 of the Note Agreement is hereby amended by adding the words and punctuation "PIK Notes," within the first parentheticals appearing in subsections (i), (ii) and (iii) thereof immediately following the word "excluding."

                 (d) Section 6.3 of the Note Agreement is hereby amended by adding the parenthetical phrase "(other than payments made by the issuance of PIK Notes)" in clause (ii) thereof immediately following the words and punctuation "(a "Blockage Notice"), then no payment."

                 (e) Section 12.1 of the Note Agreement is hereby amended (i) by adding thereto in alphabetical order the following defined term:

                 ""PIK Notes" has the meaning ascribed thereto in the Notes.";

                  (ii) by adding the words and punctuation ",together with any PIK Notes" after the word "Agreement" in the definition of "Note" or "Notes" contained therein; and

                 (iii) by deleting the words "and the Senior Note Indebtedness" from the text of the defined term "Senior Indebtedness."

                 Section 2. Conditions to Effectiveness of Amendment. This Amendment shall become effective on the date (the "Effective Date") on which the following conditions precedent shall have been satisfied:

                 2.1 Delivered Documents. On the Effective Date, the Registered Holders shall have received the following documents, each of which shall be satisfactory to such holders in form and substance:

(a)  This Amendment, executed and delivered by a duly authorized officer of the
                                   Company.

                          (b)  For the account of each Registered Holder
replacement Notes substantially in the respective forms attached hereto as Exhibits A and B having respective principal amounts equal to those on each Note outstanding immediately prior to the effectiveness of this Amendment.

                          (c)  A copy which shall been certified by the
Secretary or Assistant Secretary of the Company to be true, complete and correct in ever particular of (i) the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware, (ii) the By-laws of the Company; (iii) the resolutions of the Board of Directors providing for the approval of this Amendment and the issuance of the Amended and Restated Notes, amendment of the Certificate of Incorporation of the Company as required to effect the transactions contemplated by this Amendment; and (iv) certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, required to be obtained at or prior to the Effective Date with respect to this Amendment and the issuance of the Amended and Restated Notes.

                 (d) A certificate of the Secretary or an Assistant Secretary of the Company which shall certify the names of the officers of the Company authorized to sign this Amendment, the Amended and Restated Notes and the other documents, instruments or certificates to be delivered pursuant to this Amendment by the Company or any of its officers, together with the true signatures of such officers.

                 (e) The Company shall have taken all corporate and other action, made any governmental filings and obtained any consents or waivers necessary to carry out the transactions contemplated hereby and each shall be in full force and effect on the Effective Date.

                 (f) A Certificate of the Secretary of State of the State of its incorporation as to the due incorporation and good sanding of each of the Company and its Subsidiaries shall have been delivered to counsel to Registered Holders.

                 2.2 Amendment of Existing Credit Agreement. On the Effective Date, each Registered Holder shall receive satisfactory evidence that the Third Amendment, Waiver and Consent dated as of

May 15, 1996 to Loan and Security Agreement among the Company, BCM, RES and Chemical Bank, as Agent, substantially in the form attached hereto as Exhibit C, shall have been entered into by the parties thereto and shall be in effect.

                 2.3 No Default. On the Effective Date the Company shall be in compliance with all of the terms and provisions set forth in the Note Agreement on its part to be observed or performed and the representations and warranties made and restated by the Company pursuant to Section 3 of this Amendment shall be true and correct on and as of such date with the same force in effect as if made on an as of such date.

                 2.4 Waiver. Each Registered Holder that is a party hereto may, at its sole option, waive any one or more of the above stated conditions to such party's obligation to close at or prior to the Effective Date.

                 Section 3. Representations and Warranties. The Company hereby confirms and reaffirms the representations and warranties contained in
Section 2.1 of the Note Agreement; provided, however, that the reference to this Agreement and the Notes shall be deemed to include the Note Agreement and the Notes as amended and/or restated hereby.

                 Section 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Note Agreement shall continue to be and shall remain, in full force in effect in accordance with its terms.

                 Section 5. Counterparts. This Amendment may be executed by one or both of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

                 Section 6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to principles of conflicts of law.

                          [signature pages to follow]

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                        COMPANY:

                                        SMITH ENVIRONMENTAL TECHNOLOGIES
                                        CORPORATION (formerly Canonie
                                        Environmental Services Corp.)



                                        By:     /SIG/
                                           ----------------------------------
                                        Name:
                                        Title:  CEO


                                        399 VENTURE PARTNERS, INC.



                                        By:     /SIG/
                                           ----------------------------------
                                        Name:
                                        Title:  President

                                                                       Exhibit A



                 THIS SECURITY WAS SOLD IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933 OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                 THIS CONVERTIBLE SENIOR NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN AMENDED AND RESTATED NOTE PURCHASE AGREEMENT, DATED AS OF NOVEMBER 15, 1994, BY AND BETWEEN SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION (FORMERLY CANONIE ENVIRONMENTAL SERVICES CORP.) AND 399 VENTURE PARTNERS, INC.

                  SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION
                (FORMERLY CANONIE ENVIRONMENTAL SERVICES CORP.)
             Amended and Restated Convertible Senior Note Due 2004


November 21, 1994                                                       No. __
New York, New York                   Original Principal Amount:  $___________(1)


                 FOR VALUE RECEIVED, SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION (FORMERLY CANONIE ENVIRONMENTAL SERVICES CORP.), a Delaware corporation (the "Company"), hereby promises to pay to the order of 399 Venture Partners, Inc., a Delaware corporation, or its registered assigns (the "Registered Holder"), One Million Five Hundred Seventy-two Thousand Two Hundred Eighty-two Dollars (the "Original Principal Amount") on November 21, 2004 (the "Maturity Date") in accordance with the provisions of this Senior Note. This Senior Note is issued by the Company pursuant to the Amended and Restated Note Purchase Agreement, dated as of November 15, 1994, between the Company and 399 Venture Partners, Inc., as amended and restated from time to time (the "Agreement").





____________________

(1) For each existing Note, the original principal amount.

                 1. Interest. (a) Interest will accrue on the unpaid principal amount of this Senior Note at a rate per annum equal to the higher of 10% or the Base Rate plus 1-3/4%. In the event that the Original Principal Amount of this Senior Note is not repaid in full, with interest, on or before October 21, 1995, interest will accrue, and the Company will thereafter pay interest in cash, on an amount equal to the then outstanding principal amount hereof plus the amount of accrued and unpaid interest on this Senior Note through October 21, 1995 (the "Increased Principal Amount") semi-annually in arrears on May 21st and November 21st of each year, beginning May 21, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Upon the occurrence and during the continuance of an Event of Default, interest will accrue on the unpaid principal amount of this Senior Note, all unpaid interest on this Senior Note and any other amounts payable hereunder, to the extent permitted by applicable law, at a rate per annum equal to the applicable interest rate plus 2%. In no event shall any interest payable under this Senior Note exceed the maximum rate of interest permissible under (i) any applicable usury law or (ii) the Small Business Act of 1953, as amended, the Small Business Investment Act of 1958, as amended, and the rules and regulations of the Small Business Administration promulgated thereunder (13 CFR 107 et. seq.; and 13 CFR 121 et. seq.) or any similar laws, rules or regulations.

                 (b) The Company may on each scheduled interest payment date from and including May 21, 1996 to and including May 21, 1997, in lieu of the payment in whole or in part of interest in cash on this Senior Note, pay interest hereon through the issuance of aditional Senior Notes in the form of this Senior Note ("PIK Notes") in an aggregate principal amount equal to the amount of interst that would be payable with respect to this Senior Note if such interest were paid in cash. In the event that PIK Notes are issued by the Company in lieu of interest paid in cash, the Company shall present to the Registered Holder, on the relevant interest payment date, PIK Notes, dated the date of such interest payment date, in an aggregate principal amount equal to the amount of cash interest not paid to such holder on such interest payment date.

                 2. Method of Payment. The Company will pay the interest on this Senior Note provided for in Section 1 on the relevant interest payment date to the Registered Holder of record as of the close of business on the fifth day preceding the relevant interest payment date, notwithstanding any cancellation of this Senior Note after such date and on or before such interest payment date. The Company will pay principal, premium, if any, and cash interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company shall pay principal, premium, if any, and cash interest on this Senior Note by wire transfer of immediately available funds to the account specified by the Registered Holder in a written notice to the Company delivered at least two Business Days prior to such payment date.

                 3. Prepayment. At its option, the Company may, from time to time, prepay all or any portion of the principal amount of this Senior
Note in cash without any prepayment penalty or charge except as provided for below. Written notice of prepayment under this Section 3 shall be given at least 10 days but not more than 30 days before the prepayment date set forth in such notice to the Registered Holder at the address provided in or pursuant to
Section 10. Any such prepayment shall be in an amount of at least $50,000 and in integrals of $1,000, or such lesser amount as equals the then outstanding principal amount of this Senior Note being prepaid, and shall be accompanied by the cash payment of all accrued and unpaid interest on the portion of the principal then being prepaid plus, if any such prepayment is made after October 21, 1995 but prior to November 21, 1999 and prior to the later of (x) November 21, 1996 and (y) the Positive Development Trading Date, a premium equal to the applicable percentage of the principal amount being prepaid, determined as follows:


                                                                  Applicable
                      During the Period of                        Percentage
                      --------------------                        ----------
         October  21, 1995 through November 20, 1996                  4%
         November 21, 1996 through November 20, 1997                  3%
         November 21, 1997 through November 20, 1998                  2%
         November 21, 1998 through November 20, 1999                  1%

Subject to the Registered Holder's exercise rights provided for in Section 5 below and right of conversion provided for in Section 6(a) below, once due notice of prepayment is given, the principal amount of this Senior Note (or applicable portion thereof) shall become due and payable on the prepayment date.

                 4. Repayment. The Company will repay this Senior Note in full in cash on the Final Maturity Date at 100% of the outstanding principal amount of this Senior Note plus accrued but unpaid interest thereon to such date.

                 5.       Exercise of Additional Rights.

                 (a) Exercise Right. In the event that all or any portion of the principal amount of this Senior Note is repaid (a "Discretionary Payment") on any date after October 21, 1995 but prior to the later of (i) November 21, 1996 and (ii) the Positive Development Trading Date (any such Discretionary Payment date being a "Trigger Date", and the period beginning on the day next succeeding the Original Payment Date and ending on the later of the dates set forth in clauses (i) and (ii) above being the "Section 5 Rights Period"), then the Company hereby grants to the Registered Holder the right, and the Registered Holder is hereby entitled to purchase from the Company up to the Specified Number of shares of Preferred Stock as shall be designated by the Registered Holder at a price per share equal to the then current Exercise Price. The amount and kind of securities purchasable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to this Senior Note.

                 (b) Exercise Period. The Registered Holder may exercise, in whole or in part the purchase rights represented by this Section 5 ("Section 5 Rights") at any time and from time to time on and after any Trigger Date to and including 5:00 p.m., New York City time, on the first anniversary of the redemption or repayment in full of the Senior Notes (the "Exercise Period"); provided, however, that if the Company shall not have given the Registered Holder written notice of the expiration of the Exercise Period at least 60 days but not more than 90 days prior to the expiration of the Exercise Period, the Exercise Period shall be extended until the 60th day following the receipt by the Registered Holder of such a notice.

                 (c)      Exercise Procedure.

                 (i) The Section 5 Rights shall be deemed to have been exercised when all of the following items have been delivered to the Company (the "Exercise Time"):

                 (A)      a completed Exercise Agreement, as described in
         Section 5(d) below, executed by the Person exercising all or part of the Section 5 Rights (the "Purchaser");

                 (B)      this Senior Note;

                 (C) if this Senior Note is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in
         Exhibit II hereto evidencing the assignment of this Senior Note to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 8 hereof; and

                 (D) either (x) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Preferred Stock being purchased upon such exercise (the "Aggregate Exercise Price"), (y) the surrender to the Company of securities of the Company having a value equal to the Aggregate Exercise Price of the number of shares of Preferred Stock being purchased upon such exercise (which value in the case of debt securities shall be the principal amount thereof and in the case of shares of Preferred Stock or Common Stock shall be the Market Price thereof), or (z) the delivery of a notice to the Company that the Purchaser is exercising its Section 5 Rights by authorizing the Company to reduce the number of shares of Preferred Stock subject to such Section 5 Rights by the number of shares having an aggregate Market Price equal to the Aggregate Exercise Price.

                 (ii) Certificates for shares of Preferred Stock purchased upon exercise of Section 5 Rights shall be delivered by the Company to the Purchaser within five days after the date of the Exercise Time together with any cash payable in lieu of a fraction of a share pursuant to Section 6(j) hereof. Unless the rights granted under this Section 5 expired or all of the purchase rights represented by this Section 5 have been exercised, in accordance with Section 8 hereof, the Company shall prepare a new Senior Note, substantially identical hereto, representing the rights formerly represented by this Senior Note which have not expired or been exercised and shall, within such five- day period, deliver such new Senior Note to the Person designated for delivery in the Exercise Agreement.

                 (iii)  The Preferred Stock issuable upon the exercise of
Section 5 Rights shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Preferred Stock at the Exercise Time.

                 (iv) The Company shall not close its books against the transfer of this Senior Note or of any shares of Preferred Stock issued or issuable upon the exercise of Section 5 Rights in any manner which interferes with the timely exercise of Section 5 Rights. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Preferred Stock acquirable upon exercise of the Section 5 Rights is at all times equal to or less than the Exercise Price then in effect. In the event that the Company fails to comply with its obligations set forth in the foregoing sentence, the Purchaser may (but shall not be obligated to) purchase shares of Preferred Stock hereunder at par value, and the Company shall be obligated to reimburse the Purchaser for the aggregate amount of consideration paid in connection with such exercise in excess of the Exercise Price then in effect.

                 (v) The Company shall assist and cooperate with the Registered Holder or any Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of Section 5 Rights.

                 (vi) Notwithstanding any other provision hereof, if an exercise of Section 5 Rights is to be made in connection with a public offering or sale of the Company, the exercise of any portion of
Section 5 Rights may, at the election of the Registered Holder hereof, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

                 (vii) All shares of Preferred Stock which are issuable upon exercise of Section 5 Rights shall, when issued and, if applicable, upon the payment of the Exercise Price therefor, be duly and validly issued, fully paid and nonassessable and free from all Taxes (subject to the provisions of Section 6(h)), liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Preferred Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or quotation system upon which shares of Common Stock or Preferred Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company will use its best efforts to cause the shares of Common Stock issued upon conversion of shares of Preferred Stock, immediately upon such conversion, to be listed on any domestic securities exchange upon which shares of such class of Common Stock are listed at the time of issuance.

                 (d) Exercise Agreement. Upon any exercise of Section 5 Rights, the Exercise Agreement shall be substantially in the form set forth in
Exhibit I hereto, except that if the shares of Preferred Stock issued in connection therewith are not to be issued in the name of the Registered Holder, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Preferred Stock are to be issued, and if the number of shares of Preferred Stock to be issued does not include all shares of Preferred Stock purchasable hereunder, it shall also state the name of the Person to whom a new Senior Note for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

                 (e) Cash Gross-Up For Certain Taxes. In the event that all or any portion of the principal amount of the Senior Notes are prepaid during the Section 5 Rights Period and, as a result thereof, the Registered Holder becomes entitled to purchase from the Company up to the Specified Number, the Company shall pay, on a Grossed Up Basis, to the Registered Holder within 30 days of the Trigger Date an amount equal to the Taxes imposed on such Registered Holder by reason of the prepayment giving rise to the realization of the Section 5 Rights. For purposes of this Section 5(e), the Registered Holder shall be presumed to be liable for Taxes in an amount equal to the product of (x) the highest applicable marginal tax rates in effect for the taxable period that includes the Trigger Date and (y) the fair market value of the Specified Number on the Trigger Date.

                 (f) Survival. The Section 5 Rights granted hereunder shall survive prepayment, in whole or in part, of this Senior Note. Notwithstanding the foregoing, upon prepayment in full of the Senior Notes in a manner giving rise to Section 5 Rights, such Section 5 Rights must be exercised within six years from prepayment in full of the Senior Notes.

                 6.       Conversion of Senior Notes.

                 (a) Right of Conversion. At any time and from time to time after October 21, 1995, the Registered Holder may, at its option, convert all or any portion of the Increased Principal Amount of this Senior Note into fully paid and nonassessable shares of Preferred Stock at the rate of 30.4878 shares of Preferred Stock for each $1,000 in the Increased Principal Amount (the "Conversion Rate"). Upon such conversion, all accrued and unpaid interest on the portion of this Senior Note being converted shall be paid in cash to the Registered Holder. Notwithstanding the foregoing, if the Company gives the Registered Holder written notice of prepayment as provided in Section 3, the Registered Holder's right to convert the principal amount of this Senior Note being so prepaid shall terminate on the close of business on the fifth Business Day prior to the date fixed for prepayment.

                 The Registered Holder shall exercise its right to convert by surrendering this Senior Note at the principal office of the Company and shall give written notice to the Company at such office stating that the Registered Holder elects to convert this Senior Note and setting forth the name or names in which such Registered Holder wishes the certificate or certificates for Preferred Stock to be issued. Each such notice of election to convert shall constitute a contract between the Registered Holder and the Company, whereby the Registered Holder shall be deemed to subscribe for the amount of Preferred Stock which such Registered Holder shall be entitled to receive upon such conversion and, in satisfaction of such subscription, to deposit so much of this Senior Note as is to be converted and, upon delivery of the shares deliverable and payment of accrued interest and other amounts payable upon conversion hereof, to release the Company from all liability hereunder to such extent, and the Company shall be deemed to agree that to the extent this Senior
Note is converted and liability hereon extinguished, it shall constitute full payment of such subscription for the Preferred Stock to be delivered upon such conversion.

                 The Company will, as soon as practicable after such deposit of this Senior Note accompanied by the written notice, deliver at such address to the Registered Holder, or to such Person's nominee or nominees, certificates for the number of full shares of Preferred Stock to which such person shall be entitled as aforesaid, together with a cash adjustment of any fraction of a Senior Note as hereafter provided, if not evenly convertible. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of this Senior Note for conversion and the Person or Persons entitled to receive the Preferred Stock deliverable upon conversion of this Senior Note shall be treated for all purposes as the record holder or holders of such Preferred Stock on such date. The Company shall not close its books against the transfer of this Senior Note or of any shares of Preferred Stock issued or issuable upon conversion of this Senior
Note in any manner which interferes with the timely exercise of this Senior
Note.

                 (b) Adjustment of Conversion Rate. If and whenever the Company issues or sells, or in accordance with Section 6(c) is deemed to have issued or sold, any shares of Common Stock (other than pursuant to a Permitted Issuance) for a consideration per share less than the Market Price of Common Stock then in effect, then immediately upon such issuance or sale the Conversion Rate shall be increased to equal the amount determined by multiplying the Conversion Rate in effect immediately prior to such issuance or sale by a fraction, the denominator of which will be the sum of (x) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale multiplied by the Market Price per share of Common Stock determined as of the date of such issuance or sale, plus (y) the consideration, if any, received by the Company upon such issuance or sale, and the numerator of which will be the product derived by multiplying such Market Price per share by the number of shares of Common Stock Deemed Outstanding immediately after such issuance or sale. For purposes of this Section 6(b), the calculation of the number of shares of Common Stock Deemed Outstanding shall exclude the shares of Common Stock issuable upon conversion of the shares of Preferred Stock issuable upon conversion of or exercise of Section 5 Rights under this Senior Note.

                 (c) Effect on Conversion Rate of Certain Events. For purposes of determining the adjusted Conversion Rate under Section 6(b), the following shall be applicable:

                 (i) Issuance of Rights or Options. If the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Market Price then in effect, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share, unless the issuance of such shares of Common Stock upon such exercise, conversion or exchange constitutes a Permitted Issuance. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of all such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of all such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise of all such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No adjustment of the Conversion Rate shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                 (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Market Price then in effect, then the maximum number of shares of Common Stock issuable upon conversion or exchange or such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share, unless the issuance of such shares of Common Stock upon such exercise, conversion or exchange constitutes a Permitted Issuance. For the purposes of this paragraph, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Rate shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Rate had been or are to be made pursuant to other provisions of this Section 6(c), no further adjustment of the Conversion Rate shall be made by reason of such issuance or sale.

                 (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Conversion Rate in effect at the time of such change shall be readjusted to the Conversion Rate which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                 (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Conversion Rate then in effect shall be adjusted to the Conversion Rate which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities never been issued.

                 (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received thereof shall be deemed to be the net amount received by the Company thereof. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities shall be determined jointly by the Company and the Registered Holders representing a majority of the shares of Preferred Stock obtainable upon conversion of the Senior Notes. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Registered Holders of Senior Notes representing a majority of the shares of Preferred Stock obtainable upon exercise of such Senior Notes. The determination of such appraiser shall be final and binding on the Company and the Registered Holder, and the fees and expenses of such appraiser shall be paid by the Company.

                 (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued for no consideration; provided, if such other securities are debt securities (such debt securities so issued are herein referred to as the "Debt") of the Company or any of its Subsidiaries, the Option shall be deemed to have been issued for consideration equal to the excess, if any, of (a) the aggregate face amount (the "Estimated Face Amount") of debt securities with terms identical to the terms of the Debt (other than the increase to face value described in this proviso) which the Company or such Subsidiary would have had to issue had no Option been issued in connection therewith, given the prevailing market conditions at the time of the issuance of the Debt, in order to receive the same aggregate net proceeds as is actually received from the issuance of the Debt, over (b) the aggregate face amount of the Debt. The Estimated Face Amount shall be as mutually agreed between the Company and the Registered Holder or, if no such mutual agreement is reached, as set forth in the written opinion, addressed to the Registered Holder, of an investment bank of national recognition, retained by the Company and reasonably acceptable to the Registered Holder; provided, that if no such mutual agreement is reached or written opinion is received, the Estimated Face Amount shall be deemed to be zero (0); and provided, further, that the fees and expenses of such investment bank shall be borne by the Company.

         Example:          If the Company issues $20 million aggregate
                          principal amount of 10% subordinated debentures with a 10-year maturity (and receives aggregate net proceeds of $20 million), and in connection therewith issues warrants, and in accordance with the provisions of Section 6(c)(vi), the Company and the Registered Holder mutually agree or an investment bank determines that the Estimated Face Amount of the subordinated debentures (with terms otherwise identical to the securities issued) would have been $21 million (i.e., to yield aggregate net proceeds of $20 million to the Company), had the warrants not been issued, then the warrants would be deemed to have been issued for $1 million.

                 (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                 (viii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                 (d) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Preferred Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Preferred Stock is referred to herein as a "Company Sale." Prior to the consummation of any Company Sale, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of the Senior Notes representing a majority of the Preferred Stock obtainable upon conversion of all Senior Notes then outstanding) to insure that each of the Registered Holders of the Senior Notes shall thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Preferred Stock immediately theretofore acquirable and receivable upon the conversion of such Registered Holder's Senior Note, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for the number of shares of Common Stock issuable upon conversion of such shares of Preferred Stock immediately theretofore acquirable and receivable upon conversion of such Registered Holder's Senior Note had such Company Sale not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of the Senior Notes representing a majority of the Preferred Stock obtainable upon conversion of all Senior Notes then outstanding) with respect to such Registered Holder's rights and interests to insure that the provisions of this Section 6 hereof shall thereafter be applicable to the Senior Notes (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Rate to reflect the value for the Preferred Stock reflected by the terms of such consolidation, merger or sale, if the value so reflected would cause an increase to the Conversion Rate in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holders of Senior Notes representing a majority of the Preferred Stock obtainable upon conversion of all of the Senior Notes then outstanding), the obligation to deliver to each such Registered Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Registered Holder may be entitled to acquire.

                 (e) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features but excluding any Permitted Issuance), then the Company's Board of Directors shall make an appropriate adjustment in the Conversion Rate so as to protect the rights of the Registered Holders of the Senior Notes.

                 (f)      Notices.

                 (i) Immediately upon adjustment of the Conversion Rate or the Exercise Price, which results in an aggregate change in the Conversion Rate or Exercise Price in excess of 1% since the last written notice delivered hereunder, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                 (ii) The Company shall give written notice to the Registered Holder at least 30 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Company Sale, dissolution or liquidation.

                 (iii) The Company shall also give written notice to the Registered Holder at least 20 days prior to the date on which any Company Sale, dissolution or liquidation shall take place.

                 (g) Shares to be Reserved. The Company shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Senior Notes and exercise of Section 5 Rights, such number of shares of Preferred Stock as shall from time to time be sufficient to effect the conversion of all of the Senior Notes from time to time outstanding and exercise of Section 5 Rights thereunder. The Company shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of Preferred Stock if at any time the number of shares of Preferred Stock and Common Stock not then outstanding shall be insufficient to permit the conversion of this Senior Note and exercise of Section 5 Rights.

                 (h) Taxes and Charges. The Company will pay any and all issue or other Taxes that may be payable in respect of any issuance or delivery of shares of Preferred Stock on conversion of the Senior Notes or exercise of
Section 5 Rights. The Company shall not, however, be required to pay any Tax which may be payable in respect of any transfer involved in the issuance or delivery of Preferred Stock in a name other than that of the Registered Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of such Tax or has established, to the satisfaction of the Company, that such Tax has been paid.

                 (i) Actions to Maintain Conversion Price Above Par Value. Before taking any action which would cause an adjustment in the Conversion Rate or Exercise Price such that, upon conversion of the shares of Preferred Stock, would be deemed to be issued below the then par value of the Preferred Stock, the

Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock at the Conversion Rate as so adjusted.

                 (j) No Fractional Interests. No fractional interests in Preferred Stock shall be issued upon the conversion of Senior Notes or exercise of Section 5 Rights. If more than one Senior Note is to be converted at one time by the same Registered Holder, the number of full shares issuable upon such conversion shall be computed on the basis of the aggregate principal amount of the Senior Notes or exercise of Section 5 Rights (or specified portions thereof) to be so converted or the Section 5 Rights to be so exercised. Instead of any fractional shares of Preferred Stock which would otherwise be issuable upon conversion of any Senior Note or Senior Notes or exercise of Section 5 Rights (or specified portions thereof), the Company will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Market Price per share of Common Stock at the close of business on the day of conversion or exercise which such fractional share of Preferred Stock would be convertible or exercisable into on such date.

                 7.       Definitions.     Capitalized terms used and not
defined herein have the respective meanings ascribed thereto in the Agreement. In addition, the following terms have the respective meanings set forth below:

                 "Base Rate" shall mean, for any applicable day, the rate of interest from time to time announced by Chemical Bank at its principal office located in New York, New York as its prime commercial lending rate as publicly announced from time to time. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

                 "Common Stock" means, collectively, the Common Stock, par value $.01 per share, of the Company, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company; provided that if there is a change such that the securities issuable upon conversion of the Notes, exercise of Section 5 Rights or conversion of the Preferred Stock are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Common Stock" shall mean one share of the security issuable upon conversion of the Preferred Stock issuable upon conversion of the Notes or exercise of Section 5 Rights if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

                 "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to
Section 6 hereof and of the Senior Subordinated Notes, plus the number of shares of Common Stock issuable upon conversion of shares of Preferred Stock issuable upon exercise of all Section 5 Rights and of the Senior Subordinated Notes.

                 "Exercise Price" with respect to the exercise of any Section 5 Rights hereunder means the dollar amount representing the quotient of (i) $1,000 divided by (ii) the Conversion Rate in effect on the earlier of (x) the applicable Exercise Time and (y) the last day of the Section 5 Rights Period.

                 "Grossed-Up Basis" means, when used to describe the basis on which the payment of a specified sum is to be made, a basis such that the amount of such payment, after being reduced by the amount of all Taxes imposed on the recipient of such payment as a result of the receipt or accrual of such payment, will equal the specified sum.

                 "Market Price" means as to any security the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted on Nasdaq as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted on Nasdaq, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive Business Days prior to such day; provided that if such security is listed on any domestic securities exchange the term "Business Days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted on Nasdaq or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof as determined in good faith by the Board of Directors of the Company (determined without giving effect to any discount for minority interest, any restrictions on transferability or any lack of liquidity of the Common Stock or to the fact that the Company has no class of equity registered under the Exchange Act), such fair value to be determined by reference to the cash price that would be paid between a fully informed buyer and seller under no compulsion to buy or sell; provided, however, (i) in the event that Registered Holders of the Notes representing a majority of the Preferred Stock purchasable upon the conversion of all the Notes then outstanding and upon exercise of all Section 5 Rights thereunder disagree with the Board of Directors' determination of the fair value or (ii) if such fair value is being determined in connection with an issuance of shares of Common Stock, options or convertible securities solely to one or more Affiliates, then in each such case if so required by such Registered Holders, such fair value shall be determined by an independent nationally recognized investment bank jointly selected by the Company and such Registered Holders. The determination of such investment bank shall be final and binding on the Company and the Registered Holders of the Notes, and the fees and expenses of such investment bank shall be paid by the Company.

                 "Permitted Issuance" means the issuance by the Company of shares of Common Stock (a) upon conversion of the Preferred Stock issued upon conversion of Notes or exercise of Section 5 Rights under any Notes, (b) in connection with any dividend or distribution to the holders of Common Stock or
(c) to employees or members of the respective boards of directors of the Company and its Subsidiaries pursuant to a duly authorized stock option plan of the Company in an aggregate share amount not exceeding 5% of the Common Stock Deemed Outstanding as of the Date of Issuance (without giving effect to the last clause of the first sentence of Section 6(c)(i) of this Senior Note).

                 "Preferred Stock" means the Company's Junior Convertible Preferred Stock, par value $.01 per share; provided that if there is a change such that the securities issuable upon conversion of Notes or exercise of
Section 5 Rights under any Notes are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Preferred Stock" shall mean, as to each share thereof, one share of the security issuable upon conversion of the Notes or exercise of Section 5 Rights if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

                 "Section 5 Rights Period" shall have the meaning ascribed thereto in Section 5(a) of this Senior Note.

                 "Specified Number" means, with respect to any exercise of
Section 5 Rights hereunder, that number of shares of Preferred Stock which would have been issuable upon conversion of the Increased Principal Amount of the Senior Notes as to which the Discretionary Prepayment has been made giving rise to such exercise of Section 5 Rights on the earlier of (i) the Exercise Date applicable to such exercise of Section 5 Rights and (ii) the last day of the Section 5 Rights Period (without giving effect to last sentence of the first paragraph of Section 6(a) hereof).

                 "Trigger Date" shall have the meaning ascribed thereto in
Section 5(a) of this Senior Note.

                 8.  Senior Note Exchangeable for Different Denominations.
This Senior Note is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, without expense to the Registered Holder, for a Senior Note or Senior Notes, dated as of the date to which interest has been paid on the unpaid principal amount of the Senior Note or Senior Notes so exchanged, or, if no interest has been paid thereon, then dated as of the date of the Senior Note or Senior Notes so exchanged, each (i) in the principal amount $1,000 or any multiple thereof, for the same aggregate unpaid principal amount as the Senior Note or Senior Notes so surrendered for exchange and each payable to such Person or Persons, or order, as may be designated by such Registered Holder, and (ii) representing such portion of such Section 5 Rights as is designated by the Registered Holder at the time of such surrender; provided, however, that upon any such exchange there shall be filed with the Company the name and address for all purposes hereof of the payee of each Senior Note delivered in the exchange for this Senior Note and such exchanged Senior Note shall in all other respects be in the same form and have the same terms as this Senior Note. For purposes of Section 5 hereof, the date the Company initially issues this Note shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new Senior Notes representing the unexpired and unexercised Section 5 Rights formerly represented by this Senior Note shall be issued. All Notes representing portions of Section 5 Rights are referred to herein as the Senior Notes.

                 9. Replacement. Upon receipt of evidence reasonable satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Senior Note, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Registered Holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or, in the case of any such mutilation upon surrender of this Senior Note, the Company shall (at its expense) execute and deliver in lieu of such Senior Note, a Senior Note of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated Senior Note and dated as of the date to which interest has been paid on the unpaid principal amount of the Senior Note so lost, stolen, destroyed or mutilated, or, if no interest has been paid thereon, then dated as of the date of the Senior Note so lost, stolen, destroyed or mutilated.

                 10. Place of Payment. Payments of principal, premium, if any, and cash interest and other amounts payable hereunder are to be delivered at the following address:

                          399 Venture Partners, Inc.
                          399 Park Avenue, 14th Floor
                          New York, New York  10043
or to such other address or to the attention of such other Person as specified by prior written notice to the Company.

                 11. No Voting Rights; Limitations of Liability. This Senior Note shall not entitle the Registered Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Preferred Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such Registered Holder for the Exercise Price of Preferred Stock acquirable by exercise of Section 5 Rights or as a stockholder of the Company.

                 12. Notices. Except as otherwise expressly provided herein, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this Senior Note shall be in writing and shall be delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid or sent via a nationally recognized overnight courier, or via facsimile. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered, or sent by nationally recognized overnight courier or sent via facsimile or (ii) on the third Business Day following the date on which the piece of mail containing such communication is posted if sent by certified or registered mail to (a) the Company, at its principal executive offices and (b) to the Registered Holder of this Senior Note, at such Registered Holder's address as it appears in the records of the Company (unless otherwise indicated by any such Registered Holder).

                 13. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Senior Note are inserted for convenience only and do not constitute a part of this Senior Note. This Senior Note shall be governed and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such state without giving effect to the conflicts of laws principles thereof.

                 14. Senior Note Register. The Company shall maintain at its principal executive offices books for the registration and the registration of transfer of this Senior Note. The Company may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.





                           [SIGNATURE PAGE TO FOLLOW]

                 IN WITNESS WHEREOF, the Company has executed and delivered this Senior Note as of the date first above written.


                                        SMITH ENVIRONMENTAL TECHNOLOGIES
                                        CORPORATION (FORMERLY CANONIE
                                        ENVIRONMENTAL SERVICES CORP.)



                                        By:    _______________________________
                                        Name:  E. Brian Smith
                                        Title: Chairman of the Board and
                                               Chief Executive Officer

                                                                       EXHIBIT I

                               EXERCISE AGREEMENT



To:                                                         Dated:

                          The undersigned, pursuant to the provisions set forth
in the attached Senior Note, hereby agrees to subscribe for the purchase of ______ shares of Junior Convertible Preferred Stock covered by Section 5 of such Senior Note and makes payment herewith in full therefor at the price per share provided by such Senior Note.



                                        Signature __________________

                                        Address_____________________

                                                                      EXHIBIT II

                                   ASSIGNMENT



                 FOR VALUE RECEIVED,_______________________ hereby sells, assigns and transfers all the rights of the undersigned under Section 5 of the attached Senior Note with respect to the number of shares of Junior Convertible Preferred Stock covered thereby set forth below, unto:


Names of Assignees                Address                      No. of Shares
- ------------------                -------                      -------------




Dated:                                  Signature _________________________

                                        Witness____________________________

                                                                       Exhibit B


                 THIS SECURITY WAS SOLD IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933 OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                 THIS CONVERTIBLE SENIOR SUBORDINATED NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN AMENDED AND RESTATED NOTE PURCHASE AGREEMENT, DATED AS OF NOVEMBER 15, 1994, BY AND BETWEEN SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION (FORMERLY CANONIE ENVIRONMENTAL SERVICES CORP.) AND 399 VENTURE PARTNERS, INC.

                  SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION
                (FORMERLY CANONIE ENVIRONMENTAL SERVICES CORP.)
           Amended and Restated Convertible Senior Subordinated Note
                                    Due 2004


November 21, 1994                                                       No. __
New York, New York                       Original Principal Amount $_________(1)



                 FOR VALUE RECEIVED, SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION (FORMERLY CANONIE ENVIRONMENTAL SERVICES CORP.), a Delaware corporation (the "Company"), hereby promises to pay to the order of 399 Venture Partners, Inc., a Delaware corporation, or its registered assigns (the "Registered Holder"), Seven Million Eight Hundred Sixty-one Thousand Four Hundred Ten Dollars (the "Original Principal Amount") on November 21, 2004 (the "Maturity Date") in accordance with the provisions of this Senior Subordinated Note. This Senior Subordinated Note is issued by the Company pursuant to the Amended and Restated Note Purchase





____________________

(1) For each existing Note, the original principal amount.

Agreement, dated as of November 15, 1994, between the Company and 399 Venture Partners, Inc. (the "Agreement").

                 1. Interest. (a) Interest will accrue on the unpaid principal amount of this Senior Subordinated Note at a rate of 10% per annum. In the event that the Original Principal Amount of this Senior Subordinated
Note is not repaid in full, with interest, on or before October 21, 1995, interest will accrue, and the Company will thereafter pay interest in cash, on an amount equal to the then outstanding principal amount hereof plus the amount of accrued and unpaid interest on this Senior Note through October 21, 1995 (the "Increased Principal Amount") semi-annually in arrears on May 21st and November 21st of each year, beginning May 21, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Upon the occurrence and during the continuance of an Event of Default, interest will accrue on the unpaid principal amount of this Senior Subordinated Note, all unpaid interest on this Senior Subordinated Note and any other amounts payable hereunder, to the extent permitted by applicable law, at 12% per annum. In no event shall any interest payable under this Senior Subordinated Note exceed the maximum rate of interest permissible under any applicable usury law.

                 (b) The Company (i) may, on each scheduled interest payment date from and including May 21, 1996 to and including May 21, 1997, and
(ii) shall, to the extent that Article VI of the Agreement then prohibits the payment of cash interest, on each scheduled interest payment date through the Maturity Date, in each case in lieu of the payment in whole or in part of interest in cash on this Senior Subordinated Note, pay interest hereon through the issuance of additional Senior Subordinated Notes in the form of this Senior Subordinated Note ("PIK Notes") in an aggregate principal amount equal to the amount of interest that would be payable with respect to this Senior Subordinated Note if such interest were paid in cash. In the event that PIK Notes are issued by the Company in lieu of interest paid in cash, the Company shall present to the Registered Holder, on the relevant interest payment date, PIK Notes, dated the date of such interest payment date, in an aggregate principal amount equal to the amount of cash interest not paid to such holder on such interest payment date.

                 2. Method of Payment. The Company will pay the interest on this Senior Subordinated Note provided for in Section 1 on the relevant interest payment date to the Registered Holder of record as of the close of business on the fifth day preceding the relevant interest payment date, notwithstanding any cancellation of this Senior Subordinated Note after such date and on or before such interest payment date. The Company will pay principal, premium, if any, and cash interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company shall pay principal, premium, if any, and cash interest on this Senior Subordinated Note by wire transfer of immediately available funds to the account specified by the Registered Holder in a written notice to the Company delivered at least two Business Days prior to such payment date.

                 3. Prepayment. Subject to Article VI of the Agreement, at its option, the Company may, from time to time, prepay all or any portion of the principal amount of this Senior Subordinated Note in cash without any prepayment penalty or charge except as provided for below. Written notice of prepayment under this Section 3 shall be given at least 30 days but not more than 60 days before the prepayment date set forth in such notice to the Registered Holder at the address provided in or pursuant to Section 10. Any such prepayment shall be in an amount of at least $50,000 and in integrals of $1,000, or such lesser amount as equals the then outstanding principal amount of this Senior Subordinated Note being prepaid, and shall be accompanied by the cash payment of all accrued and unpaid interest on the portion of the principal then being prepaid plus, if any such prepayment is made prior to November 21, 1999 and prior to the later of (x) November 21, 1996 and (y) the Positive Development Trading Date, a premium equal to the applicable percentage of the principal amount being prepaid, determined as follows:

         During the 12-Month Period
           Beginning November 21st                 Applicable Percentage
         --------------------------                ---------------------
                    1994                                    5%
                    1995                                    4%
                    1996                                    3%
                    1997                                    2%
                    1998                                    1%

Subject to the Registered Holder's exercise rights provided for in Section 5 below and right of conversion provided for in Section 6(a) below, once due notice of prepayment is given, the principal amount of this Senior Subordinated Note (or applicable portion thereof) shall become due and payable on the prepayment date.

                 4. Repayment. The Company will repay this Senior Subordinated Note in full, in cash on the Maturity Date at 100% of the outstanding principal amount of this Senior Subordinated Note plus accrued but unpaid interest thereon to such date.

                 5.       Exercise of Additional Rights.

                 (a) Exercise Right. In the event that all or any portion of the principal amount of this Senior Subordinated Note is repaid (a "Discretionary Prepayment") on any date prior to the later of (i) November 21, 1996 and (ii) the Positive Development Trading Date (any such Discretionary Payment date being a "Trigger Date", and the period beginning on the date hereof and ending on the later of the dates set forth in clauses (i) and (ii) hereof being the "Section 5 Rights Period"), then the Company hereby grants to the Registered Holder the right, and the Registered Holder is hereby entitled to purchase from the Company up to the Specified Number of shares of Preferred Stock as shall be designated by the Registered Holder at a price per share equal to the then current Exercise Price. The amount and kind of securities purchasable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to this Senior Subordinated Note.

                 (b) Exercise Period. The Registered Holder may exercise, in whole or in part the purchase rights represented by this Section 5 ("Section 5 Rights") at any time and from time to time on and after any Trigger Date to and including 5:00 p.m., New York City time, on the first anniversary of the redemption or repayment in full of the Senior Subordinated Notes (the "Exercise Period"); provided, however, that if the Company shall not have given the Registered Holder written notice of the expiration of the Exercise Period at least 60 days but not more than 90 days prior to the expiration of the Exercise Period, the Exercise Period shall be extended until the 60th day following the receipt by the Registered Holder of such a notice.

                 (c)      Exercise Procedure.

                 (i) The Section 5 Rights shall be deemed to have been exercised when all of the following items have been delivered to the Company (the "Exercise Time"):

                 (A)      a completed Exercise Agreement, as described in
         Section 5(d) below, executed by the Person exercising all or part of the Section 5 Rights (the "Purchaser");

                 (B)      this Senior Subordinated Note;

                 (C) if this Senior Subordinated Note is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Senior Subordinated Note to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in
         Section 8 hereof; and

                 (D) either (x) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Preferred Stock being purchased upon such exercise (the "Aggregate Exercise Price"), (y) the surrender to the Company of securities of the Company having a value equal to the Aggregate Exercise Price of the number of shares of Preferred Stock being purchased upon such exercise (which value in the case of debt securities shall be the principal amount thereof and in the case of shares of Preferred Stock or Common Stock shall be the Market Price thereof), or (z) the delivery of a notice to the Company that the Purchaser is exercising its Section 5 Rights by authorizing the Company to reduce the number of shares of Preferred Stock subject to such Section 5 Rights by the number of shares having an aggregate Market Price equal to the Aggregate Exercise Price.

                 (ii) Certificates for shares of Preferred Stock purchased upon exercise of Section 5 Rights shall be delivered by the Company to the Purchaser within five days after the date of the Exercise Time together with any cash payable in lieu of a fraction of a share pursuant to Section 6(j) hereof. Unless the rights granted under this Section 5 expired or all of the purchase rights represented by this Section 5 have been exercised, in accordance with Section 8 hereof, the Company shall prepare a new Senior Subordinated Note, substantially identical hereto, representing the rights formerly represented by this Senior Subordinated Note which have not expired or been exercised and shall, within such five-day period, deliver such new Senior Subordinated Note to the Person designated for delivery in the Exercise Agreement.

                 (iii)  The Preferred Stock issuable upon the exercise of
Section 5 Rights shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Preferred Stock at the Exercise Time.

                 (iv) The Company shall not close its books against the transfer of this Senior Subordinated Note or of any shares of Preferred Stock issued or issuable upon the exercise of Section 5 Rights in any manner which interferes with the timely exercise of Section 5 Rights. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Preferred Stock acquirable upon exercise of the Section 5 Rights is at all times equal to or less than the Exercise Price then in effect. In the event that the Company fails to comply with its obligations set forth in the foregoing sentence, the Purchaser may (but shall not be obligated to) purchase shares of Preferred Stock hereunder at par value, and the Company shall be obligated to reimburse the Purchaser for the aggregate amount of consideration paid in connection with such exercise in excess of the Exercise Price then in effect.

                 (v) The Company shall assist and cooperate with the Registered Holder or any Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of Section 5 Rights.

                 (vi) Notwithstanding any other provision hereof, if an exercise of Section 5 Rights is to be made in connection with a public offering or sale of the Company, the exercise of any portion of Section 5 Rights may, at the election of the Registered Holder hereof, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

                 (vii) All shares of Preferred Stock which are issuable upon exercise of Section 5 Rights shall, when issued and, if applicable, upon the payment of the Exercise Price therefor, be duly and validly issued, fully paid and nonassessable and free from all Taxes (subject to the provisions of Section 6(h)), liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Preferred Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or quotation system upon which shares of Common Stock or Preferred Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company will use its best efforts to cause the shares of Common Stock issued upon conversion of shares of Preferred Stock, immediately upon such conversion, to be listed on any domestic securities exchange upon which shares of such class of Common Stock are listed at the time of issuance.

                 (d) Exercise Agreement. Upon any exercise of Section 5 Rights, the Exercise Agreement shall be substantially in the form set forth in
Exhibit I hereto, except that if the shares of Preferred Stock issued in connection therewith are not to be issued in the name of the Registered Holder, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Preferred Stock are to be issued, and if the number of shares of Preferred Stock to be issued does not include all shares of Preferred Stock purchasable hereunder, it shall also state the name of the Person to whom a new Senior

Subordinated Note for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

                 (e) Cash Gross-Up For Certain Taxes. In the event that all or any portion of the principal amount of the Senior Subordinated Notes are prepaid during the Section 5 Rights Period and, as a result thereof, the Registered Holder becomes entitled to purchase from the Company up to the Specified Number, the Company shall pay, on a Grossed Up Basis, to the Registered Holder within 30 days of the Trigger Date an amount equal to the Taxes imposed on such Registered Holder by reason of the prepayment giving rise to the realization of the Section 5 Rights. For purposes of this Section 5(e), the Registered Holder shall be presumed to be liable for Taxes in an amount equal to the product of (x) the highest applicable marginal tax rates in effect for the taxable period that includes the Trigger Date and (y) the fair market value of the Specified Number on the Trigger Date.

                 (f) Survival. The Section 5 Rights granted hereunder shall survive prepayment, in whole or in part, of this Senior Subordinated Note. Notwithstanding the foregoing, upon prepayment in full of the Senior Subordinated Notes in a manner giving rise to Section 5 Rights, such Section 5 Rights must be exercised within six years from prepayment in full of the Senior Subordinated Notes.

                 6.       Conversion of Senior Subordinated Note.

                 (a) Right of Conversion. At any time and from time to time prior to the Maturity Date, the Registered Holder may, at its option, convert all or any portion of this Senior Subordinated Note into fully paid and nonassessable shares of Preferred Stock at the rate of 30.4878 shares of Preferred Stock for each $1,000 in the Increased Principal Amount (the "Conversion Rate"). Upon such conversion, all accrued and unpaid interest on the portion of this Senior Subordinated Note being converted shall be paid in cash to the Registered Holder. Notwithstanding the foregoing, if the Company gives the Registered Holder written notice of prepayment as provided in Section 3, the Registered Holder's right to convert the principal amount of this Senior Subordinated Note being so prepaid shall terminate on the close of business on the fifth Business Day prior to the date fixed for prepayment.

                 The Registered Holder shall exercise its right to convert by surrendering this Senior Subordinated Note at the principal office of the Company and shall give written notice to the Company at such office stating that the Registered Holder elects to convert this Senior Subordinated Note and setting forth the name or names in which such Registered Holder wishes the certificate or certificates for Preferred Stock to be issued. Each such notice of election to convert shall constitute a contract between the Registered Holder and the Company, whereby the Registered Holder shall be deemed to subscribe for the amount of Preferred Stock which such Registered Holder shall be entitled to receive upon such conversion and, in satisfaction of such subscription, to deposit so much of this Senior Subordinated Note as is to be converted and, upon delivery of the shares deliverable and payment of accrued interest and other amounts payable upon conversion hereof, to release the Company from all liability hereunder to such extent, and the Company shall be deemed to agree that to the extent this Senior Subordinated Note is converted and liability hereon extinguished, it shall constitute full payment of such subscription for the Preferred Stock to be delivered upon such conversion.

                 The Company will, as soon as practicable after such deposit of this Senior Subordinated Note accompanied by the written notice, deliver at such address to the Registered Holder, or to such Person's nominee or nominees, certificates for the number of full shares of Preferred Stock to which such person shall be entitled as aforesaid, together with a cash adjustment of any fraction of a Senior Subordinated Note as hereafter provided, if not evenly convertible. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of this Senior Subordinated Note for conversion and the Person or Persons entitled to receive the Preferred Stock deliverable upon conversion of this Senior Subordinated Note shall be treated for all purposes as the record holder or holders of such Preferred Stock on such date. The Company shall not close its books against the transfer of this Senior Subordinated Note or of any shares of Preferred Stock issued or issuable upon conversion of this Senior Subordinated Note in any manner which interferes with the timely exercise of this Senior Subordinated Note.

                 (b) Adjustment of Conversion Rate. If and whenever the Company issues or sells, or in accordance with Section 6(c) is deemed to have issued or sold, any shares of Common Stock (other than pursuant to a Permitted Issuance) for a consideration per share less than the Market Price of Common Stock then in effect, then immediately upon such issuance or sale the Conversion Rate shall be increased to equal the amount determined by multiplying the Conversion Rate in effect immediately prior to such issuance or sale by a fraction, the denominator of which will be the sum of (x) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale multiplied by the Market Price per share of Common Stock determined as of the date of such issuance or sale, plus (y) the consideration, if any, received by the Company upon such issuance or sale, and the numerator of which will be the product derived by multiplying such Market Price per share by the number of shares of Common Stock Deemed Outstanding immediately after such issuance or sale. For purposes of this Section 6(b), the calculation of the number of shares of Common Stock Deemed Outstanding shall exclude the shares of Common Stock issuable upon conversion of the shares of Preferred Stock issuable upon conversion of or exercise of Section 5 Rights under this Senior Subordinated Note.

                 (c) Effect on Conversion Rate of Certain Events. For purposes of determining the adjusted Conversion Rate under Section 6(b), the following shall be applicable:

                 (i) Issuance of Rights or Options. If the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Market Price then in effect, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such

Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share, unless the issuance of such shares of Common Stock upon such exercise, conversion or exchange constitutes a Permitted Issuance. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of all such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of all such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise of all such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No adjustment of the Conversion Rate shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                 (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Market Price then in effect, then the maximum number of shares of Common Stock issuable upon conversion or exchange or such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share, unless the issuance of such shares of Common Stock upon such exercise, conversion or exchange constitutes a Permitted Issuance. For the purposes of this paragraph, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Rate shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Rate had been or are to be made pursuant to other provisions of this Section 6(c), no further adjustment of the Conversion Rate shall be made by reason of such issuance or sale.

                 (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Conversion Rate in effect at the time of such change shall be readjusted to the Conversion Rate which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                 (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Conversion Rate then in effect shall be adjusted to the Conversion Rate which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities never been issued.

                 (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received thereof shall be deemed to be the net amount received by the Company thereof. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities shall be determined jointly by the Company and the Registered Holders representing a majority of the shares of Preferred Stock obtainable upon conversion of the Senior Subordinated Notes. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Registered Holders of Senior Subordinated Notes representing a majority of the shares of Preferred Stock obtainable upon exercise of such Senior Subordinated Notes. The determination of such appraiser shall be final and binding on the Company and the Registered Holder, and the fees and expenses of such appraiser shall be paid by the Company.

                 (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued for no consideration; provided, if such other securities are debt securities (such debt securities so issued are herein referred to as the "Debt") of the Company or any of its Subsidiaries, the Option shall be deemed to have been issued for consideration equal to the excess, if any, of (a) the aggregate face amount (the "Estimated Face Amount") of debt securities with terms identical to the terms of the Debt (other than the increase to face value described in this proviso) which the Company or such Subsidiary would have had to issue had no Option been issued in connection therewith, given the prevailing market conditions at the time of the issuance of the Debt, in order to receive the same aggregate net proceeds as is actually received from the issuance of the Debt, over (b) the aggregate face amount of the Debt. The Estimated Face Amount shall be as mutually agreed between the Company and the Registered Holder or, if no such mutual agreement is reached, as set forth in the written opinion, addressed to the Registered Holder, of an investment bank of national recognition, retained by the Company and reasonably acceptable to the Registered Holder; provided, that if no such mutual agreement is reached or written opinion is received, the Estimated Face Amount shall be deemed to be zero (0); and provided, further, that the fees and expenses of such investment bank shall be borne by the Company.

         Example:          If the Company issues $20 million aggregate
                          principal amount of 10% subordinated debentures with a 10-year maturity (and receives aggregate net proceeds of $20 million), and in connection therewith issues warrants, and in accordance with the provisions of Section 6(c)(vi), the Company and the Registered Holder mutually agree or an investment bank determines that the Estimated Face Amount of the subordinated debentures (with terms otherwise identical to the securities issued) would have been $21 million (i.e., to yield aggregate net proceeds of $20 million to the Company), had the warrants not been issued, then the warrants would be deemed to have been issued for $1 million.

                 (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                 (viii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                 (d) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Preferred Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Preferred Stock is referred to herein as a "Company Sale." Prior to the consummation of any Company Sale, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of the Senior Subordinated Notes representing a majority of the Preferred Stock obtainable upon conversion of all Senior Subordinated Notes then outstanding) to insure that each of the Registered Holders of the Senior Subordinated Notes shall thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Preferred Stock immediately theretofore acquirable and receivable upon the conversion of such Registered Holder's Senior Subordinated Note, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for the number of shares of Common Stock issuable upon conversion of such shares of Preferred Stock immediately theretofore acquirable and receivable upon conversion of such Registered Holder's Senior Subordinated Note had such Company Sale not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of the Senior Subordinated Notes representing a majority of the Preferred Stock obtainable upon conversion of all Senior Subordinated Notes then outstanding) with respect to such Registered Holder's rights and interests to insure that the provisions of this Section 6 hereof shall thereafter be applicable to the Senior Subordinated Notes (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Rate to reflect the value for the Preferred Stock reflected by the terms of such consolidation, merger or sale, if the value so reflected would cause an increase to the Conversion Rate in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holders of Senior Subordinated Notes representing a majority of the Preferred Stock obtainable upon conversion of all of the Senior Subordinated Notes then outstanding), the obligation to deliver to each such Registered Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Registered Holder may be entitled to acquire.

                 (e) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features but excluding any Permitted Issuance), then the Company's Board of Directors shall make an appropriate adjustment in the Conversion Rate so as to protect the rights of the Registered Holders of the Senior Subordinated Notes.

                 (f)      Notices.

                 (i) Immediately upon adjustment of the Conversion Rate or the Exercise Price, which results in an aggregate change in the Conversion Rate or Exercise Price in excess of 1% since the last written notice delivered hereunder, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                 (ii) The Company shall give written notice to the Registered Holder at least 30 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Company Sale, dissolution or liquidation.

                 (iii) The Company shall also give written notice to the Registered Holder at least 20 days prior to the date on which any Company Sale, dissolution or liquidation shall take place.

                 (g) Shares to be Reserved. The Company shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Senior Subordinated Notes and exercise of Section 5 Rights, such number of shares of Preferred Stock as shall from time to time be sufficient to effect the conversion of all of the Senior Subordinated Notes from time to time outstanding and exercise of Section 5 Rights thereunder. The Company shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of Preferred Stock if at any time the number of shares of Preferred Stock and Common Stock not then outstanding shall be insufficient to permit the conversion of this Senior Subordinated Note and exercise of Section 5 Rights.

                 (h) Taxes and Charges. The Company will pay any and all issue or other Taxes that may be payable in respect of any issuance or delivery of shares of Preferred Stock on conversion of the Senior Subordinated Notes or exercise of Section 5 Rights. The Company shall not, however, be required to pay any Tax which may be payable in respect of any transfer involved in the issuance or delivery of Preferred Stock in a name other than that of the Registered Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of such Tax or has established, to the satisfaction of the Company, that such Tax has been paid.

                 (i) Actions to Maintain Conversion Price Above Par Value. Before taking any action which would cause an adjustment in the Conversion Rate or Exercise Price such that, upon conversion of the shares of Preferred Stock, would be deemed to be issued below the then par value of the Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock at the Conversion Rate as so adjusted.

                 (j) No Fractional Interests. No fractional interests in Preferred Stock shall be issued upon the conversion of Senior Subordinated Notes or exercise of Section 5 Rights. If more than one Senior Subordinated
Note is to be converted at one time by the same Registered Holder, the number of full shares issuable upon such conversion shall be computed on the basis of the aggregate principal amount of the Senior Subordinated Notes or exercise of
Section 5 Rights (or specified portions thereof) to be so converted or the
Section 5 Rights to be so exercised. Instead of any fractional shares of Preferred Stock which would otherwise be issuable upon conversion of any Senior Subordinated

Note or Senior Subordinated Notes or exercise of Section 5 Rights (or specified portions thereof), the Company will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Market Price per share of Common Stock at the close of business on the day of conversion or exercise which such fractional share of Preferred Stock would be convertible or exercisable into on such date.

                 7.       Definitions.     Capitalized terms used and not
defined herein have the respective meanings ascribed thereto in the Agreement. In addition, the following terms have the respective meanings set forth below:


                 "Common Stock" means, collectively, the Common Stock, par value $.01 per share, of the Company, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company; provided that if there is a change such that the securities issuable upon conversion of the Notes, exercise of
Section 5 Rights or conversion of the Preferred Stock are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Common Stock" shall mean one share of the security issuable upon conversion of the Preferred Stock issuable upon conversion of the Notes or exercise of Section 5 Rights if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

                 "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to
Section 6 hereof and of the Senior Notes, plus the number of shares of Common Stock issuable upon conversion of shares of Preferred Stock issuable upon exercise of all Section 5 Rights and of the Senior Notes.

                 "Exercise Price" with respect to the exercise of any Section 5 Rights hereunder means the dollar amount representing the quotient of (i) $1,000 divided by (ii) the Conversion Rate in effect on the earlier of (x) the applicable Exercise Time and (y) the last day of the Section 5 Rights Period.

                 "Grossed-Up Basis" means, when used to describe the basis on which the payment of a specified sum is to be made, a basis such that the amount of such payment, after being reduced by the amount of all Taxes imposed on the recipient of such payment as a result of the receipt or accrual of such payment, will equal the specified sum.

                 "Market Price" means as to any security the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted on Nasdaq as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted on Nasdaq, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive Business Days prior to such day; provided that if such security is listed on any domestic securities exchange the term "Business Days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted on Nasdaq or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof as determined in good faith by the Board of Directors of the Company (determined without giving effect to any discount for minority interest, any restrictions on transferability or any lack of liquidity of the Common Stock or to the fact that the Company has no class of equity registered under the Exchange Act), such fair value to be determined by reference to the cash price that would be paid between a fully informed buyer and seller under no compulsion to buy or sell; provided, however, (i) in the event that Registered Holders of the Notes representing a majority of the Preferred Stock purchasable upon the conversion of all the Notes then outstanding and upon exercise of all Section 5 Rights thereunder disagree with the Board of Directors' determination of the fair value or (ii) if such fair value is being determined in connection with an issuance of shares of Common Stock, options or convertible securities solely to one or more Affiliates, then in each such case if so required by such Registered Holders, such fair value shall be determined by an independent nationally recognized investment bank jointly selected by the Company and such Registered Holders. The determination of such investment bank shall be final and binding on the Company and the Registered Holders of the Notes, and the fees and expenses of such investment bank shall be paid by the Company.

                 "Permitted Issuance" means the issuance by the Company of shares of Common Stock (a) upon conversion of the Preferred Stock issued upon conversion of Notes or exercise of Section 5 Rights under any Notes, (b) in connection with any dividend or distribution to the holders of Common Stock or
(c) to employees or members of the respective boards of directors of the Company and its Subsidiaries pursuant to a duly authorized stock option plan of the Company in an aggregate share amount not exceeding 5% of the Common Stock Deemed Outstanding as of the Date of Issuance (without giving effect to the last clause of the first sentence of Section 6(c)(i) of this Senior Subordinated Note).

                 "Preferred Stock" means the Company's Junior Convertible Preferred Stock, par value $.01 per share; provided that if there is a change such that the securities issuable upon conversion of Notes or exercise of
Section 5 Rights under any Notes are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Preferred Stock" shall mean one share of the security issuable upon conversion of the Notes or exercise of Section 5 Rights if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

                 "Section 5 Rights Period" shall have the meaning ascribed thereto in Section 5(a) of this Senior Subordinated Note.

                 "Specified Number" means, with respect to any exercise of
Section 5 Rights hereunder, that number of shares of Preferred Stock which would have been issuable upon conversion of the principal amount of the Senior Subordinated Notes as to which the Discretionary Prepayment has been made giving rise to such exercise of Section 5 Rights on the earlier of (i) the Exercise Date applicable to such exercise of Section 5 Rights and (ii) the last day of the Section 5 Rights Period (without giving effect to last sentence of the first paragraph of Section 6(a) hereof).

                 "Trigger Date" shall have the meaning ascribed thereto in
Section 5(a) of this Senior Subordinated Note.

                 8. Senior Subordinated Note Exchangeable for Different Denominations. This Senior Subordinated Note is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, without expense to the Registered Holder, for a Senior Subordinated Note or Senior Subordinated Notes, dated as of the date to which interest has been paid on the unpaid principal amount of the Senior Subordinated Note or Senior Subordinated Notes so exchanged, or, if no interest has been paid thereon, then dated as of the date of the Senior Subordinated Note or Senior Subordinated Notes so exchanged, each (i) in the principal amount $1,000 or any multiple thereof, for the same aggregate unpaid principal amount as the Senior Subordinated Note or Senior Subordinated Notes so surrendered for exchange and each payable to such Person or Persons, or order, as may be designated by such Registered Holder, and (ii) representing such portion of such Section 5 Rights as is designated by the Registered Holder at the time of such surrender; provided, however, that upon any such exchange there shall be filed with the Company the name and address for all purposes hereof of the payee of each Senior Subordinated Note delivered in the exchange for this Senior Subordinated Note and such exchanged Senior Subordinated Note shall in all other respects be in the same form and have the same terms as this Senior Subordinated Note. For purposes of Section 5 hereof, the date the Company initially issues this Senior Subordinated Note shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new Senior Subordinated Notes representing the unexpired and unexercised Section 5 Rights formerly represented by this Senior Subordinated Note shall be issued. All Notes representing portions of
Section 5 Rights are referred to herein as the Senior Subordinated Notes.

                 9. Replacement. Upon receipt of evidence reasonable satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Senior Subordinated Note, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Registered Holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or, in the case of any such mutilation upon surrender of this Senior Subordinated Note, the Company shall (at its expense) execute and deliver in lieu of such Senior Subordinated Note, a Senior Subordinated Note of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated Senior Subordinated Note and dated as of the date to which interest has been paid on the unpaid principal amount of the Senior Subordinated Note so lost, stolen, destroyed or mutilated, or, if no interest has been paid thereon, then dated as of the date of the Senior Subordinated Note so lost, stolen, destroyed or mutilated.

                 10. Place of Payment. Payments of principal, premium, if any, and cash interest and other amounts payable hereunder are to be delivered at the following address:

                          399 Venture Partners, Inc.
                          399 Park Avenue, 14th Floor
                          New York, New York  10043

or to such other address or to the attention of such other Person as specified by prior written notice to the Company.

                 11. No Voting Rights; Limitations of Liability. This Senior Subordinated Note shall not entitle the Registered Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Preferred Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such Registered Holder for the Exercise Price of Preferred Stock acquirable by exercise of
Section 5 Rights or as a stockholder of the Company.

                 12. Notices. Except as otherwise expressly provided herein, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this Senior

Subordinated Note shall be in writing and shall be delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid or sent via a nationally recognized overnight courier, or via facsimile. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered, or sent by nationally recognized overnight courier or sent via facsimile or (ii) on the third Business Day following the date on which the piece of mail containing such communication is posted if sent by certified or registered mail to (a) the Company, at its principal executive offices and (b) to the Registered Holder of this Senior Subordinated Note, at such Registered Holder's address as it appears in the records of the Company (unless otherwise indicated by any such Registered Holder).

                 13. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Senior Subordinated Note are inserted for convenience only and do not constitute a part of this Senior Subordinated Note. This Senior Subordinated Note shall be governed and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such state without giving effect to the conflicts of laws principles thereof.

                 14. Senior Subordinated Note Register. The Company shall maintain at its principal executive offices books for the registration and the registration of transfer of this Senior Subordinated Note. The Company may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.


                           [SIGNATURE PAGE TO FOLLOW]

                 IN WITNESS WHEREOF, the Company has executed and delivered this Senior Subordinated Note as of the date first above written.

                                  SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION
                                  (FORMERLY CANONIE ENVIRONMENTAL SERVICES
                                  CORP.)


                                  By: /s/ E. BRIAN SMITH
                                     ---------------------------------
                                     Name:  E. Brian Smith
                                     Title: Chairman of the Board and
                                            Chief Executive Officer

                                                                       EXHIBIT I

                               EXERCISE AGREEMENT



To:                                                         Dated:

                          The undersigned, pursuant to the provisions set forth
in the attached Senior Subordinated Note, hereby agrees to subscribe for the purchase of ______ shares of Junior Convertible Preferred Stock covered by
Section 5 of such Senior Subordinated Note and makes payment herewith in full therefor at the price per share provided by such Senior Subordinated Note.



                                        Signature __________________

                                        Address_____________________

                                                                      EXHIBIT II

                                   ASSIGNMENT



                 FOR VALUE RECEIVED,_______________________ hereby sells, assigns and transfers all the rights of the undersigned under Section 5 of the attached Senior Subordinated Note with respect to the number of shares of Junior Convertible Preferred Stock covered thereby set forth below, unto:


Names of Assignees            Address               No. of Shares
- ------------------            -------               -------------




Dated:                            Signature _________________________

                                  Witness____________________________